June 2, 1997



Bentley Pharmaceuticals, Inc.
4830 West Kennedy Boulevard
One Urban Centre, Suite 548
Tampa, Florida 33609

                        Re:  Bentley Pharmaceuticals, Inc.
                             -----------------------------

Dear Sir or Madam:

            We have acted as counsel to Bentley Pharmaceuticals, Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") relating to an aggregate of 2,103,150 shares of Common Stock, par value $.02 per share, of the Company, to be sold by certain selling stockholders (the "Selling Stockholder Shares"), all as more particularly described in the Registration Statement.

            In our capacity as counsel to the Company, we have examined the Company's Amended and Restated Articles of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company, the Registration Statement and the exhibits thereto.

            With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.


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Bentley Pharmaceuticals, Inc.
June 2, 1997
Page -2-

            On the basis of the foregoing, we are of the opinion that the Selling Stockholder Shares have been validly authorized and legally issued and are fully-paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Parker Chapin Flattau & Klimpl, LLP

                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP